Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 2, 2018, with respect to the combined financial statements of CDM Compression Business as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in the Registration Statement.

/s/ GRANT THORNTON LLP

Houston, Texas
November 13, 2018